EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (File No. 333-113065) of our report dated July 13, 2004, with respect to the financial statements of Insert Therapeutics, Inc., included in the Current Report on Form 8-K/A of Arrowhead Research Corporation, filed August 11, 2004. The undersigned also consents to the references to the undersigned under the heading “Experts” in such Registration Statement.

/s/ ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs A Corporation of Certified Public Accountants Encino, California September 29, 2004